Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-1 of our report dated March 31, 2026 relating to the consolidated financial statements of Jones Soda Co., which is part of this Registration Statement.

We also consent to the reference to us under the caption “Experts” in the Form S-1.

/s/ DAVIDSON & COMPANY LLP

Chartered Professional Accountants	Vancouver, Canada

August 6, 2026